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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Level 3 Communications, Inc. of our report dated March 30, 1998, on our audit of the consolidated statements of operations, cash flows, changes in stockholders' equity and comprehensive income (loss) of Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) for the year ended December 27, 1997 which report also is included in the 1999 Annual Report on Form 10-K of Level 3 Communications, Inc. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

                                     /s/ PricewaterhouseCoopers LLP

                                         PricewaterhouseCoopers LLP

Omaha, Nebraska
May 18, 2000